
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          NOV-30-2000
<PERIOD-START>                             DEC-01-1999
<PERIOD-END>                               FEB-28-2000
<CASH>                                          38,810
<SECURITIES>                                    45,402<F1>
<RECEIVABLES>                                  549,640
<ALLOWANCES>                                         0
<INVENTORY>                                  1,681,679
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,735,294
<CURRENT-LIABILITIES>                                0
<BONDS>                                        508,496<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        48,122
<OTHER-SE>                                     642,298
<TOTAL-LIABILITY-AND-EQUITY>                 2,735,294
<SALES>                                        786,225
<TOTAL-REVENUES>                               799,585
<CGS>                                          640,631
<TOTAL-COSTS>                                  645,507<F3>
<OTHER-EXPENSES>                               106,803<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,064
<INCOME-PRETAX>                                 77,414
<INCOME-TAX>                                    13,200
<INCOME-CONTINUING>                             64,214
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    64,214
<EPS-BASIC>                                       1.51
<EPS-DILUTED>                                     1.47

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.

